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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                                                        JURISDICTION OF INCORPORATION
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CEO Telecommunications, Inc.                                              California

CEO California Telecommunications, Inc.                                   California

Helvey Com, Inc.                                                          California

T-One Corp.                                                               Delaware

Lucius Enterprises, Inc.                                                  California

STAR Telecommunications Australia PTY. Ltd.                               Australia

Romborg Holding, B.V.                                                     Netherlands

STAR Europe Ltd.                                                          United Kingdom

STAR Telecommunications Deutschland, GmbH                                 Germany

STAR Telecommunications Holding, GmbH                                     Germany

STAR Telecommunications France Holding                                    France

STAR Telecommunications France                                            France

STAR Telecommunications Switzerland, S.a.r.l.                             Switzerland

Grupo Industrial Arvilla S.A. de C.V.                                     Mexico

Servicios Sumosierra S.A. de C.V.                                         Mexico

Grupo Bunden, S.A. de C.V.                                                Mexico

Grupo Palafox-Toledo, S.A. de C.V.                                        Mexico

PT-1 Communications, Inc.                                                 New York

STAR Network, GmbH                                                        Germany

Morningside, S.A. de C.V.                                                 Mexico

Milhouse, S.A. de C.V.                                                    Mexico

United Digital Network of Texas, Inc.                                     Texas

Advanced Management Services, Inc.                                        Arizona

CTN--Custom Telecommunications Network of Arizona, Inc.                   Arizona

STAR Japan, Inc.                                                          Japan (51%)

Asian Datanet, Inc.                                                       Japan (50%)

United Digital Network, Inc.                                              Delaware

Phonetime Technologies, Inc.                                              Delaware

PT-1 Long Distance, Inc.                                                  Delaware

PT-1 Holdings I, Inc.                                                     Delaware

PT-1 Holdings II, Inc.                                                    Delaware

Nationwide Distributors, Inc.                                             Delaware

PT-1 Phonecard, L.P.                                                      Texas

Platform Services, L.P.                                                   Delaware

PT-1 Communications Puerto Rico, Inc.                                     Delaware

PT-1 Communications Canada, Inc.                                          Canada

Investment Services, Inc.                                                 Delaware

Bayonne, S.A. de C.V.                                                     Mexico
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